Exhibit 99.1





PROPERTY CAPITAL TRUST INCREASES ESTIMATE OF BUSINESS PLAN PAYOUT

BOSTON, AUGUST 23, 1996 -- Property Capital Trust (ASE - PCT) today announced that Management now estimates that the amount of future distributions its shareholders will receive from dispositions of the Trust's investments will be approximately $9.25 per share. When added to the $2.75 of disposition proceeds previously distributed, this results in an increase in Management's estimate of total distributions to approximately $12.00 per share from approximately $10.00 per share as set forth in the Trust's 1995 Proxy Statement. In addition, Management now estimates that the bulk of the Trust's remaining investments will be sold within the next twenty-four calendar months. These changed estimates are attributable primarily to improving real estate markets.

     Management's changed estimates constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to all of the qualifications to Management's prior estimates which are set forth in the Trust's
November 8, 1995 Proxy Statement. Given the many uncertainties involved in predicting future results, these estimates should in no sense be considered as a guaranty that they will prove to be accurate.